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                                                                     Exhibit 5.1

                                Saks Incorporated
                              750 Lakeshore Parkway
                            Birmingham, Alabama 35211

                                                    December 13, 2001

Saks Incorporated
and its Subsidiary Guarantors
750 Lakeshore Parkway
Birmingham, Alabama 35211

                       Registration Statement on Form S-4
                 of Saks Incorporated and Affiliated Registrants
                         (the "Registration Statement")

Ladies and Gentlemen:

     I refer to the Registration Statement, to be filed with the Securities and Exchange Commission on or about December 13, 2001, relating to the proposed issuance of $141,557,000 of 9 7/8% Notes due 2011 (the "Notes") of Saks Incorporated (the "Company"). The Notes are unconditionally guaranteed (the "Note Guarantees") by the subsidiary corporations, partnerships, and limited liability companies (the "Guarantors" and together with the Company the "Saks Entities") listed on the cover page of the Registration Statement. The Notes and the Note Guarantees (together the "Securities") are proposed to be issued under an Indenture dated as of October 4, 2001 (the "Indenture") among the Saks Entities and Bank One Trust Company, National Association, as Trustee (the "Trustee").

     I examined the articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, or other applicable organization documents of each of the Saks Entities, the Registration Statement, the forms of Note, Note Guarantee, and Indenture, and all matters of fact and law as I determined were necessary for purposes of this opinion letter. I am familiar with the corporate proceedings relating to the Registration Statement and the proposed issuance of the Securities.

     Based on the foregoing, it is my opinion that:

        1. Assuming due authorization, execution, and delivery of the Indenture by the Trustee and due qualification of the Indenture under the Trust Indenture Act of 1939, as amended, the Indenture will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium, and other laws relating to or affecting the rights

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Saks Incorporated
And its Subsidiary Guarantors
December 13, 2001
Page 2

and remedies of creditors generally, and (b) the remedy of specific performance and other forms of equitable relief may be subject to defenses and to the discretion of the court before which a proceeding may be brought.

                2. Upon due execution of the Notes by the Company and due authentication of the Notes by the Trustee in accordance with the Indenture, the Notes will be validly issued and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium, and other laws relating to or affecting the rights and remedies of creditors generally, and (b) the remedy of specific performance and other forms of equitable relief may be subject to defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

     I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement.

                                                       Very truly yours,


                                                       /s/ Charles J. Hansen
                                                       ---------------------
                                                       Charles J. Hansen
                                                       Senior Vice President and
                                                       Deputy General Counsel